FORM 8-A
                                    --------


                       Securities and Exchange Commission
                             Washington, D.C. 20549


                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the


                         Securities Exchange Act of 1934

                          American Construction Company
                          -----------------------------
             (Exact name of registrant as specified in its charter)


     Nevada                 1540                41-2079252          025229 10 5
(State or other       (Primary Standard      (I.R.S. Employer      CUSIP Number
jurisdiction of          Industrial           Identification
incorporation or      Classification              Number)
 organization)             Number)


          3110 E. Sunset Road, Suite H-1, Las Vegas, Nevada USA, 89120
                               (registered office)

               4340 East Charleston Avenue, Phoenix, Arizona 85032
                     Tel: (480) 695-7283 Fax: (602) 953-6915
                               (operating office)

                              Incorp Services Inc.
                             6075 S. Eastern Avenue
                     Suite 1, Las Vegas, Nevada, 89119-3146
                               Tel: (702) 866-2500
           (Name, address and telephone number for Agent for Service)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                  Name of each exchange on which
to be so registered: Common Shares   each class is to be registered: NASD OTC:BB
                     -------------                                   -----------

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]


Securities  Act  registration  statement file number to which this form relates:
333-105903.


Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Shares
                                  -------------
                                 Title of Class


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Item 1. Description of Registrant's Securities to be Registered.
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The description of securities to be registered have been detailed in the
Company's SB-2 filed with and declared effective by the Commission on November 25, 2003.

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Item 2. Exhibits.
-----------------

List below all exhibits filed as a part of the registration statement:

All exhibits defining the rights of the holders of each class of ordinary shares of the Company, including any contracts or other documents which limit or qualify the rights of such holders have been detailed in the Company's SB-2 filed with and declared effective by the Commission on November 25, 2003.

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Signature:
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Pursuant to the requirements of Section 12 of the Securities Exchange Act of
1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant:  American Construction Company

Date:  December 16, 2003

By: /s/ Jeff Mabry
   ----------------------------------------------
Jeff Mabry
President and Chief Executive Officer
Chief Financial Officer and Director